                                                            Exhibit 10.27

                            CONSULTING AGREEMENT

     This CONSULTING AGREEMENT, dated as of March 1, 1993 ("Effective Date"), is between William A. Humphrey ("Consultant") and Homestake Mining Company of California ("Homestake").

     1. Homestake agrees to engage Consultant, and Consultant agrees to accept the engagement, to provide consulting services with respect to such matters as Consultant and Homestake agree ("Services"). Services under this agreement shall not include testifying as a witness in legal proceedings, and compensation shall not be payable under this agreement with respect to testifying in any proceeding.

     2. The engagement shall begin on the Effective Date and continue until terminated by either party by written notice of termination.

     3. (a) Consultant shall perform Services for Homestake as, when and where reasonably requested to do so by Homestake.

     (b) Homestake shall pay Consultant $125 per hour for Services performed at Homestake's request, services to be billed in minimum one-hour increments or parts thereof. Travel time, including travel to a location at which services are to be performed, shall be considered time in which services are performed. If, in connection with providing Services under this agreement, Consultant is required to be away from home on weekends or on any other day during which Services are not to be performed, Consultant may charge for up to eight hours at a rate of $125 per hour. Homestake shall not be obligated to employ Consultant for any minimum number of hours or days during the term of this agreement.

     (c) Homestake shall make reasonable advances to Consultant for travel related to Services, and after presentation of customary receipts shall reimburse Consultant for approved expenses related to Services in accordance with the travel advance and expense reimbursement policies for Homestake employees.

     (d) Homestake shall pay Consultant for Services, and reimburse Consultant for related expenses, within ten days of its receipt and approval of Consultant's invoice. Consultant's invoices shall contain a summary of all Services performed and time spent, identify the countries in which Services were performed and expenses incurred, allocate the charges for Services and the expenses by project and country, identify the Homestake Representative(s) authorizing such Services, and contain such additional information in such detail as Homestake may reasonably require.

     4. (a) Consultant shall keep and make available to Homestake records showing all Services performed and time spent in such performance. Consultant shall make such written reports of Consultant's activities to Homestake as Homestake may from time to time reasonably request.

     (b) All such records and reports shall be the sole and exclusive property of Homestake, to be delivered to Homestake by Consultant upon Homestake's request. Consultant expressly agrees to deliver to Homestake all papers, drawings, models, maps, or any other thing related to Services in Consultant's possession or under its control upon termination of this agreement.

     5. Consultant shall not, within three years after the termination of this agreement, divulge to any person any proprietary or confidential information relating to Homestake or its Subsidiaries or Affiliates ("Homestake Companies"), or relating to any business or property in which any of the Homestake Companies has an interest, acquired by Consultant while in the prior employment of any of the Homestake Companies or in the course of performance of duties under this agreement without express written authorization by an officer of Homestake. For purposes of this agreement, "Subsidiary" shall mean any corporation, partnership, joint venture or other entity or person in which Homestake has a total direct and/or indirect equity or voting interest of at least 20%, and "Affiliate" shall mean any corporation, partnership, joint venture or other entity or person which is directly or indirectly controlling, controlled by or under common control with Homestake.

     6.   Consultant  represents  and   warrants  to  Homestake  that   his
performance of Services will not breach any obligation Consultant may have to any third party.

     7. Consultant agrees that until termination of this agreement, Consultant shall not engage in any employment or consulting services with anyone other than one of the Homestake Companies relating to the Services performed or relating to any business or property in which any of the Homestake Companies has an interest without Homestake's prior written consent.

     8. Consultant shall not delegate, subcontract, assign, or employ any person to perform any work directly or indirectly related to Services without Homestake's prior written consent.

     9. (a) In the performance of Services Consultant shall be an independent contractor. Nothing in this agreement shall be deemed to make Consultant an agent, employee or partner of Homestake. Consultant shall not, by reason of this agreement, participate in any employee benefits available to employees of Homestake Companies, nor shall this agreement diminish any benefits or rights Consultants may otherwise be entitled to receive as a former employee or officer of the Homestake Companies.

     (b) Consultant assumes full responsibility and liability for the payment of any taxes due on any amount received hereunder.

     (c) Except to the extent required by law, Homestake shall not make any deduction from any amount paid by it to Consultant for taxes or for insurance or benefits.

     10. The Homestake Representatives authorized to assign work to Consultant and coordinate Consultant's performance of Services is Harry M. Conger. Homestake may assign such responsibility to any other Representative or Representatives.

                                     2



     11. (a) All notices provided for in this agreement shall be delivered personally or by facsimile or by first class mail, postage prepaid, and shall be deemed received when personally delivered or, if by facsimile, on the next business day after receipt or, if mailed, five business days after date of mailing.

     (b) Any notice of default shall only be effective if delivered personally, or sent by registered or certified mail.

     (c) Any notice from Consultant to Homestake shall be delivered or addressed to the Homestake Representative.

     (d) All notices to be delivered by mail or facsimile shall be sent to the addresses and facsimile numbers shown below (or as changed by notice given as provided herein).

     12. The interpretation and performance of this agreement shall be governed by the domestic law of the State of California, without regard to conflict of laws principles.

     13. This agreement constitutes the entire agreement between the parties related to its subject matter. It supersedes all prior proposals, agreements, understandings, representations and conditions. It may not be changed or amended except in writing.

                              CONSULTANT
                              Name:     William A. Humphrey
                              Address:  500 Ygnacio Valley Road,
                                        Suite 250
                                        Walnut Creek, CA 94596
                              Tel No.:  (510) 942-3125
                              Fax No.:  (510) 942-3035

                              Signature:________________________

                              HOMESTAKE MINING COMPANY OF
                              CALIFORNIA
                              11th Floor
                              650 California Street
                              San Francisco, CA 94108-2788
                              Tel. No.: (415) 981-8150
                              Fax No.:  (415) 397-0952

                              By:______________________________
                                   Harry M. Conger, Chairman

Agremnts\Consult.Hum